Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Arena Pharmaceuticals, Inc. (“the Company”) for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Amit D. Munshi, as President and Chief Executive Officer (principal and financial officer) of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer
(principal executive officer)

Date: February 23, 2021

In connection with the Annual Report on Form 10-K of Arena Pharmaceuticals, Inc. (“the Company”) for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Laurie Stelzer, as Executive Vice President and Chief Financial Officer (principal financial and accounting officer) of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laurie Stelzer
Laurie Stelzer
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Date: February 23, 2021